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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and 1996 Directors' Stock Option Plan of Eco Soil Systems, Inc. of our report dated March 12, 1998, except for Note 8, for which the date is March 26, 1998, with respect to the consolidated financial statements of Eco Soil Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

San Diego, California
March 27, 1998